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                              EMPLOYMENT AGREEMENT



                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of December 6, 2002, is entered into between CLARUS CORPORATION, a Delaware corporation (the "Company") and WARREN B. KANDERS (the "Employee").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Company desires to employ the Employee and to be assured of his services on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Employee is willing to accept such employment on such terms and conditions.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and the Employee hereby agree as follows:

                  1. EMPLOYMENT. The Company hereby employs the Employee on the terms set forth below, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

                  2. TERM. The term of this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate on the third anniversary of the Effective Date, subject to earlier termination pursuant to the provisions of
Section 10 hereof (the "Term").

                  3. DUTIES. (a) During the Term of this Agreement, the Employee shall serve as the Executive Chairman of the Board of Directors of the Company and shall perform all duties commensurate with his position. The Employee shall devote as much time as is necessary to perform his duties hereunder and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position.

                  4. COMPENSATION AND BENEFITS. (a) During the term of this Agreement, the Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services under this Agreement and the Employee's observance and performance of all of the provisions hereof, a salary of $250,000 per year (the "Base Compensation"). The Employee's salary shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts. In addition to the Base Compensation, the Employee may, in the sole and absolute discretion of the Board of Directors of the Company, be entitled to performance bonuses which may be based upon a variety of factors, including the Employee's performance and the achievement of Company goals, all as determined in the sole and absolute discretion of the Board of Directors of the Company.

                     (b) During the term of this Agreement, the Employee shall be entitled to participate in or benefit from, in accordance with the eligibility and other provisions thereof, the Company's medical insurance and other fringe benefit plans or policies as the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. In addition, during the Term the Company shall maintain term life insurance on the Employee in the amount of $2,000,000 for the benefit of the Employee's designees (the "Life Insurance"). The Company retains the right to terminate or alter any such plans or policies from time to time. The Employee shall also be entitled to four weeks paid vacation each year, sick leave and other similar benefits in accordance with policies of the Company from time to time in effect for personnel with commensurate duties.

                     (c) The Employee shall also be entitled to participate, at the sole and absolute discretion of the Board of Directors of the Company, in the Company's incentive stock option plan. Such participation shall be based upon, among other things, the Employee's performance and the Company's performance.

                  5. REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this Agreement, upon submission of proper invoices, receipts or other supporting documentation satisfactory to the Company and in specific accordance with such guidelines as may be established from time to time by the Company's Board of Directors, the Employee shall be reimbursed by the Company for all reasonable business expenses actually and necessarily incurred by the Employee on behalf of the Company in connection with the performance of services under this Agreement.

                  6. REPRESENTATION OF EMPLOYEE; RESTRICTIONS ON SALE. (a) The Employee represents and warrants that he is not party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompete covenants, which in the future may have a possibility of adversely affecting the business of the Company or the performance by the Employee of his duties under this Agreement.

                  7. CONFIDENTIALITY. For purposes of this Section 7, all references to the Company shall be deemed to include all of the Company's subsidiaries.

                     (a) CONFIDENTIAL INFORMATION. The Employee acknowledges that as a result of his employment with the Company, the Employee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, methods of operations, financial and marketing information, information with respect to business and product development, including, without limitation, acquisitions and new lines of business, and the identity of customers and suppliers (collectively, the "Confidential Information"), and that such information, even though it may be contributed, developed or acquired by the Employee, constitutes valuable, special and unique assets of the Company developed at great expense which are the exclusive property of the Company. Accordingly, the Employee shall not, at any time, either during or subsequent to the term of this Agreement, use (whether for personal gain or otherwise), reveal, report, publish, transfer or otherwise disclose to


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any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except (i) to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, (ii) for such information which is or becomes of general public knowledge from authorized sources other than the Employee, and (iii) for such disclosure as is required by law or legal process and then only with as much prior written notice to the Company as is practical under the circumstances and only to the extent required by such law or legal process. The Employee acknowledges that the Company would not enter into this Agreement without the assurance that all such Confidential Information will be used for the exclusive benefit of the Company.

                     (b) RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential Information, which are in the Employee's possession or control.

                     (c) INVENTIONS, ETC. The Employee will promptly disclose to the Company all designs, processes, inventions, improvements, discoveries and other information related to the business of the Company (collectively "developments") conceived, developed or acquired by him alone or with others during the term of this Agreement, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise. All such developments shall be the sole and exclusive property of the Company, and upon request the Employee shall deliver to the Company all drawings, models and other data and records relating to such developments. In the event any such developments shall be deemed by the Company to be patentable or copyrightable, the Employee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyrights and to vest the Company with full title thereto.

                  8. NON-COMPETITION. (a) For purposes of this Section 8, all references to the Company shall be deemed to include all of the Company's subsidiaries. Upon the consummation of the Redeployment of the Company's Assets (as defined below), the Employee shall execute and deliver to the Company a non-competition agreement (the "Non-competition Agreement") pursuant to which the Employee shall agree that during the Term of this Agreement and for a period of two (2) years thereafter, the Employee shall not engage, directly or indirectly, or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Post-Redeployment Company (as defined below) does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to his employment by the Post-Redeployment Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Post-Redeployment Company during the Term of this Agreement (it being understood hereby, that the ownership by the Employee of five percent (5%) or less of the stock of any company listed on a national securities exchange shall not be deemed a


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violation of this Section 8 and it being further understood that nothing herein shall prevent the Employee from engaging in the business of investing, reinvesting, or trading in any entity or its securities or other financial instruments). As used herein, "Redeployment of the Company's Assets" shall mean the investment of more than fifty percent (50%) of the Company's assets, as of the date hereof, in any other company, partnership, limited liability company, or other entity, through a merger, purchase of stock or assets, or joint venture and "Post-Redeployment Company" shall mean the operating business engaged in by the Company after the Redeployment of the Company's Assets.

                     (b) USE OF MARKS. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company or the Post-Redeployment Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company or the Post-Redeployment Company.

                     (c) TOLLING OF RESTRICTED PERIOD. Any breach or violation by the Employee of the provisions of this Section 8 shall toll the running of any time periods set forth in this Section 8 for the duration of any such breach or violation.

                     (d) TERMINATION OF RESTRICTION. Notwithstanding anything else contained herein, the restrictions set forth in this Section 8, and any restrictions set forth in the Non-competition Agreement, shall terminate immediately if the Employee should no longer (i) be an officer or director of the Company or (ii) own at least five percent (5%) of the outstanding shares of capital stock of the Company.

                  9. REMEDIES. The restrictions set forth in Sections 7 and 8 are considered by the parties to be fair and reasonable. The Employee acknowledges that the restrictions contained in Section 7 and 8 will not prevent him from earning a livelihood. The Employee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 7 or
8. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions and (ii) shall not be required to post bond in connection with seeking any such equitable remedies. If any provisions of Sections 7, 8, or 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of Sections 7, 8, or 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.


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                  10. TERMINATION. This Agreement may be terminated prior to the expiration of the Term set forth in Section 2 upon the occurrence of any of the events set forth in, and subject to the terms of, this Section 10.

                      (a) DEATH. This Agreement will terminate immediately and automatically upon the death of the Employee. If this Agreement is terminated on account of the death of the Employee, then the Employee's estate shall be entitled to receive accrued Base Compensation and bonus through the date of such termination, and the Employee and the Employee's estate shall have no further entitlement to Base Compensation, bonus, or benefits, other than the proceeds of the Life Insurance, from the Company following the effective date of such termination.

                      (b) DISABILITY. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, if the Employee shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" shall mean the Employee's inability to perform his duties under this Agreement for a period of sixty (60) consecutive days or for an aggregate of ninety (90) days, whether or not consecutive, in any twelve (12) month period, due to illness, accident or any other physical or mental incapacity, as reasonably determined by the Board of Directors of the Company. In the event that a dispute arises with respect to the disability of the Employee, the parties shall each select a physician licensed to practice in the State of Connecticut to make such a determination. If the two (2) physicians selected cannot agree on a determination, they will mutually select a third physician and the decision of the majority of the three (3) physicians will be binding. If this Agreement is terminated on account of the permanent disability of the Employee, then the Employee shall be entitled to receive accrued Base Compensation and bonus through the date of such termination, and the Employee shall have no further entitlement to Base Compensation, bonus, or benefits from the Company following the effective date of such termination.

                      (c) CAUSE. This Agreement may be terminated at the Company's option, immediately upon notice to the Employee, and solely with respect to clauses (i) and (iii) below, after the expiration of a 10-day cure period after written notice thereof to the Employee, upon: (i) breach by the Employee of any material provision of this Agreement; (ii) gross negligence or willful misconduct of the Employee in connection with the performance of his duties under this Agreement; (iii) Employee's failure to perform any reasonable directive of the Board of Directors of the Company; or (iv) fraud, criminal conduct, dishonesty or embezzlement by the Employee. If this Agreement is terminated by the Company for cause, then the Employee shall be entitled to receive accrued Base Compensation through the date of such termination, and the Employee shall have no further entitlement to Base Compensation, bonus, or benefits from the Company following the effective date of such termination.

                      (d) WITHOUT CAUSE. This Agreement may be terminated, other than upon a Change in Control, at any time by the Company without cause immediately upon giving written notice to the Employee of such termination. In such event, Company shall pay to the Employee his accrued bonus through the date of termination and shall continue to pay to the Employee his Base Compensation in accordance with the normal payroll practices of the Company for twenty-four
(24) months after the effective date of such termination, and the


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Employee shall have no further entitlement to bonus or benefits from the Company following the effective date of such termination. Notwithstanding anything else contained herein, in the event that this Agreement is terminated by the Company without cause, then any options for the purchase of common stock, par value $.0001, of the Company ("Common Stock") held by the Employee shall vest and become immediately exercisable and salable and any restrictions applicable to any restricted stock award granted to the Employee shall automatically expire and such shares of restricted stock shall vest and become immediately exercisable and salable

                      (e) CHANGE IN CONTROL. (i) This Agreement may be terminated bythe Company or the Employee within ninety (90) days after the effectiveness of a Change in Control. In such event, Company shall pay to the Employee his accrued bonus through the date of termination and shall continue to pay to the Employee his Base Compensation in accordance with the normal payroll practices of the Company for twenty-four (24) months after the effective date of such termination. Notwithstanding anything else contained herein, in the event that this Agreement is terminated by the Company without cause or by the Employee in connection with a Change in Control, then any options for the purchase of Common Stock of the Company held by the Employee shall vest and become immediately exercisable and salable and any restrictions applicable to any restricted stock award granted to the Employee shall automatically expire and such shares of restricted stock shall vest and become immediately exercisable and salable. In the event a Change in Control should occur prior to the grant to the Employee of at least 500,000 shares of restricted Common Stock, the Company shall pay to the Employee, in a lump sum payment simultaneously with the effectiveness of such Change in Control, an amount equal to (i) the higher of (a) the opening price of the Company's Common Stock, as listed on any national securities exchange, on the date of such Change in Control and (b) the value attributed to shares of the Company's Common Stock pursuant to such Change in Control times (ii) the result derived from subtracting the number of any shares of restricted stock granted to the Employee as of such Change in Control from five-hundred thousand (500,000), provided that for the purpose of such calculation, such result shall not be less than zero (0). In addition, upon a termination of this Agreement in connection with a Change in Control, the restrictions set forth in Section 8 hereof shall terminate, effective upon the consummation of such Change in Control. Except as set forth in this Section 10(e), the Employee shall have no further entitlement to bonus or benefits from the Company following the effective date of such termination.

                  (ii) As used herein, "Change in Control" shall mean any of the following:

                        (a) The date any entity or person other than the Employee or his affiliates shall have become the beneficial owner of, or shall have obtained voting control over, fifty percent (50%) or more of the outstanding Common Stock of the Company;

                        (b) The date there shall have been a change in a majority of the Board of Directors of the Company within a 12-month period (not including any period prior to the execution of this Agreement) unless the nomination for election by the Company's stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the 12-month period;

                        (c) The date the Company consummates (x) a merger or consolidation of the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the


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Company would be converted into cash, securities or other property of another corporation, other than (i) a merger or consolidation of the Company in which holders of Common Stock immediately prior to such merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after such merger or consolidation as immediately before such merger or consolidation and (ii) a merger or consolidation of the Company in which holders of Common Stock immediately prior to such merger or consolidation continue to own at least a majority of the combined voting securities of the Company (or the surviving entity) outstanding immediately after such merger or consolidation, or (y) the sale or other disposition of all or substantially all of the assets of the Company.

                      (f) BY THE EMPLOYEE. This Agreement may be terminated at the Employee's option upon thirty (30) days' notice to the Company. If this Agreement is terminated by the Employee, then the Employee shall be entitled to receive accrued Base Compensation and bonus through the date of such termination, and the Employee shall have no further entitlement to Base Compensation, bonus, or benefits from the Company following the effective date of such termination.

                  11. TAX GROSS-UP AMOUNT. In the event that any amount or benefit paid or distributed to the Employee pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to the Employee by the Company or any affiliated company (collectively, the "Covered Payments"), would be an excess parachute payment "as defined in Section 280G of the Code and would thereby subject the Employee to the tax (the "Excise Tax") imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed), then the Company will reimburse the Employee in an amount equal to the "Tax Gross-Up Amount" (as defined in the next sentence). The Tax Gross-Up Amount means an amount equal to the sum of the Excise Tax, any other similar federal tax and the amount of any other additional federal tax, including any additional income tax, arising as a result of any payment pursuant to this Section 7(d), which sum may be due and payable by the Employee or withheld by the Company (collectively, the "Total Taxes") so that the Employee receives actual payments or benefits, after payment or withholding, in an amount no less than that which would have been received by him or her if no obligation for Total Taxes had arisen.

                  12. MISCELLANEOUS.

                      (a) SURVIVAL. The provisions of Sections 7, 8, 9, 10, 11, and 12 shall survive the termination of this Agreement.

                      (b) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof.

                      (c) MODIFICATION. This Agreement may not be modified or terminated orally, and no modification or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.


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                      (d) WAIVER. Failure of a party to enforce one or more of
the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

                      (e) SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this Agreement, or any rights or obligations hereunder, without the consent of the other party; provided, however, that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement shall inure to the benefit of, and be binding upon, both Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company; and provided, further, that the Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

                      (f) COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered or when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth below, or to such other address as any party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

                          TO THE COMPANY:   Clarus Corporation
                                            3970 Johns Creek Court
                                            Suwanee, Georgia  30024
                                            Attention: Warren B. Kanders

                          WITH A COPY TO:   Kane Kessler, P.C.
                                            1350 Avenue of the Americas
                                            New York, New York  10019
                                            Attention:  Robert L. Lawrence, Esq.

                          TO THE EMPLOYEE:  Warren B. Kanders
                                            2 Soundview Drive
                                            Greenwich, CT 06830

                      (g) SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.


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                      (h) JURISDICTION; VENUE. This Agreement shall be subject
to the exclusive jurisdiction of the courts located in New York County, New York. Any breach of any provisions of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts located in New York County, New York for the purpose of resolving any disputes among them relating to this Agreement or the transactions contemplated by this Agreement and waive any objections on the grounds of forum non conveniens or otherwise. The parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

                      (i) GOVERNING LAW. This Agreement is made and executed and shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

                      (j) NO THIRD-PARTY BENEFICIARIES. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto and shall not be deemed for the benefit of any other person or entity.

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                               CLARUS CORPORATION



                              By:  /s/ Nigel P. Ekern
                                 ----------------------------------------
                                   Name:    Nigel P. Ekern
                                   Title:   Chief Administrative Officer


                                   /s/ Warren B. Kanders
                                 ----------------------------------------
                                       Warren B. Kanders




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